Exhibit 23.5

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone
(214) 368-6391
Fax
(214) 369-4061
WWW.DEMAC.COM

March 24, 2026

Devon Energy Corporation

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

Ladies and Gentlemen:

We hereby consent to (i) the use of the name DeGolyer and MacNaughton, (ii) references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm, and (iii) the use of information from, and the inclusion of, our report of third party dated January 27, 2026, containing our opinion of the proved reserves, as of December 31, 2025, of Devon Energy Corporation (“Devon,” and such opinion, our “Letter Report”), by incorporation by reference into (1) Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”) of Devon and (2) the related joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) of Devon and Coterra Energy, Inc. We further consent to the reference to DeGolyer and MacNaughton under the heading “EXPERTS” in the Registration Statement and in the Proxy Statement/Prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716